Exhibit 99.1

PIONEER NATURAL RESOURCES COMPANY

Full Redemption Notice

for

0.250% Convertible Senior Notes due 2025

(CUSIP No. 723787AP2; ISIN No. US723787AP23)1

May 10, 2024

Reference is made to that certain indenture (the “Original Indenture”), dated as of May 14, 2020, between Pioneer Natural Resources Company, a Delaware corporation, as issuer (the “Company”), and Computershare Trust Company, N.A., as successor trustee (the “Trustee”) to Wells Fargo Bank, National Association, relating to the Company’s 0.250% Convertible Senior Notes due 2025 (the “Notes”), as supplemented by the First Supplemental Indenture (the “First Supplemental Indenture”) dated as of May 3, 2024, by and among the Company, Exxon Mobil Corporation, a New Jersey corporation (the “Parent”), and the Trustee (the Original Indenture, as so supplemented, the “Indenture”). Capitalized terms used in this Notice without definition have the respective meanings given to them in the Indenture.

Pursuant to Section 16.01 of the Indenture, the Company elects to call for redemption (the “Redemption”) all outstanding Notes and designates June 25, 2024 as the Redemption Date for the Redemption.

On the Redemption Date, the Redemption Price (as defined below) will become due and payable upon each Note to be redeemed, and interest thereon will cease to accrue on and after the Redemption Date. However, a Note that is called for Redemption will not be redeemed if it is converted with a Conversion Date occurring at any time prior to 5:00 p.m. (New York City time) on the second Scheduled Trading Day immediately preceding the Redemption Date. For all Notes surrendered in book-entry form, payment of the Redemption Price will be made through the facilities of the Depository Trust Company (“DTC”), and all redeemed Notes in book-entry form will be surrendered for payment of the Redemption Price in accordance with the applicable rules and procedures of DTC. The Paying Agent is Computershare Trust Company, N.A., and the address of the Paying Agent for delivery of any Notes in certificated form is as follows:

Regular Mail, Registered & Certified Mail, Courier or In Person by Hand:

Computershare Trust Company, N.A.

Corporate Trust Operations

1505 Energy Park Drive
St. Paul, MN 55108

1 No representation is being made as to the correctness of the CUSIP or ISIN number either as printed on the Notes or as contained in this Redemption Notice and the Holder should rely only on the other identification numbers printed on the Notes.

Holders can inquire about the redemption of the Notes by contacting the Paying Agent at 1-800-344-5128 or by email at cctbondholdercommunications@computershare.com. Please refer to the CUSIP number when making inquiries.

The Redemption Price for each Note called for Redemption is an amount in cash equal to 100% of the principal amount of such Note plus accrued and unpaid interest on such Note to, but excluding, the Redemption Date, which equates to a Redemption Price of $1,000.28 per $1,000 principal amount of any Note called for Redemption.

The Holder of any Note called for Redemption may surrender such Note (or any portion thereof having a principal amount that is an integral multiple of $1,000) for conversion at any time prior to 5:00 p.m. (New York City time) on the second Scheduled Trading Day immediately preceding the Redemption Date. To convert any Note, the Holder thereof must comply with the applicable rules and procedures of DTC.

As of the date of this Redemption Notice, the Conversion Rate of the Notes is 25.4503 shares of Parent Common Stock per $1,000 principal amount of Notes, which is equivalent to a Conversion Price of approximately $39.29 per share of Parent Common Stock. The Settlement Method that will apply to all conversions of Notes with a Conversion Date that occurs on or after the date of this Redemption Notice will be Cash Settlement.

TO TIMELY ELECT TO CONVERT ANY NOTES CALLED FOR REDEMPTION, SUCH NOTES MUST BE SUBMITTED FOR CONVERSION IN COMPLIANCE WITH THE APPLICABLE RULES AND PROCEDURES OF DTC NO LATER THAN 5:00 P.M. (NEW YORK CITY TIME) ON JUNE 21, 2024. AFTER SUCH TIME, THE RIGHT TO CONVERT ANY NOTES CALLED FOR REDEMPTION WILL TERMINATE. OWNERS OF BENEFICIAL INTERESTS IN THE NOTES ARE REMINDED THAT DTC DEADLINES MAY BE EARLIER THAN THE DEADLINES FOR HOLDERS DESCRIBED HEREIN AND IN THE NOTES.

IMPORTANT INFORMATION REGARDING TAX CERTIFICATION AND POTENTIAL WITHHOLDING:

Pursuant to U.S. federal tax laws, you have a duty to provide a properly completed and duly executed (a) Internal Revenue Service (“IRS”) Form W-9 or (b) version of IRS Form W-8, as applicable. The Trustee may also request any additional documents that are reasonably necessary to ensure payments are reported accurately to you and to the IRS (collectively, “Tax Certification Forms”). In order to permit accurate withholding (or to prevent withholding), complete and valid Tax Certification Forms must be received by the Trustee before payment of the redemption proceeds is made to you. Failure to timely provide valid Tax Certification Forms as required will result in the maximum amount of U.S. withholding tax being deducted from any redemption payment that is made to you.

This document is provided by Computershare Trust Company, N.A., or one or more of its affiliates (collectively, “Computershare”), in its named capacity or as agent of or successor to Wells Fargo Bank, N.A., or one or more of its affiliates (“Wells Fargo”), by virtue of the acquisition by

Computershare of substantially all the assets of the corporate trust services business of Wells Fargo.

Sincerely,

Pioneer Natural Resources Company

By: Computershare Trust Company, N.A., as Trustee

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